Exhibit 99.2


                         DIALOGIC CORPORATION ANNOUNCES
                              FIRST QUARTER RESULTS

     Parsippany, New Jersey, April 15, 1999--Dialogic Corporation (NASDAQ:DLGC) today reported net income for the first quarter of 1999 of $5.0 million, or $0.30 per share on a diluted basis. Revenues for the quarter rose to $72.3 million from $66.4 million for the comparable period in 1998.

     Net income for the first quarter of 1999 was $5.0 million or $0.30 per share on a diluted basis compared to net income (excluding one time events) of $6.3 million or $0.37 per share on a diluted basis in the prior year period. Reported net income for the 1998 period was $15.6 million or $0.93 per share on a diluted basis and included an after tax gain of $14.0 million or $0.83 per share from the sale of assets of a subsidiary and non-recurring after-tax charges of $4.8 million or $0.29 per diluted share for the write-down of certain assets.

     "The  reduction  in  first  quarter  earnings  was a direct  result  of our continuing investment in new product initiatives aimed at expanding our addressable market, in particular the open CT server initiative," said Howard G. Bubb, Dialogic President and CEO. "During the quarter, we achieved several important milestones that strengthened both the market acceptance of this concept and our overall financial condition. The Microsoft licensing, development and investment agreements announced in March were an important endorsement of our CT Media middleware. In addition, Alcatel's decision to base its new open communication server on CT Media and Dialogic CT Server hardware architecture, also announced in March, represents an important product design win for our open server architecture."

     Dialogic, the global leader in open computer telephony, provides the critical building blocks and technical services that enable partners to develop solutions for the converging voice and data networks. Dialogic products are used in voice, fax, data, speech recognition, call center management and Internet Protocol (IP) telephony applications in both customer premise equipment (CPE) and public network environments. The company is headquartered in Parsippany, New Jersey, with regional headquarters in Brussels, Buenos Aires, Singapore and Tokyo, and sales offices worldwide. For more information, visit the Dialogic Web site at www.dialogic.com






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     Certain of the  statements  contained  herein are forward  looking.  Actual results might differ materially from the Company's forward-looking statements. Factors that could cause actual results to differ materially from the Company's forward-looking statements include economic and regulatory conditions in the Company's markets, a reduction in the demand for Dialogic customers' products, competition, rate of new product introductions and slowing of the overall growth of the Computer Telephony market.

     Trademarks: All names, products and services mentioned are trademarks or registered trademarks of their respective organizations.


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



                           Summary Statement of Income
                                   (Unaudited)
                      (In thousands except per share data)

                                                                               Three Months Ended
                                                                                        March 31,
                                                                  ------------------------- -------------------------
                                                                             1999                      1998
                                                                             ----                      ----
Revenues                                                                  $ 72,348                  $ 66,388
Net income                                                                   5,020                (a) 15,573

Net income per share
     Basic                                                                $   0.31                    $ 0.97
     Diluted                                                              $   0.30                    $ 0.93
Weighted average number of common shares
     Basic                                                                  16,252                    16,061
     Diluted                                                                16,899                    16,825

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(a) - Includes  $14,031 gain from sale of subsidiary and $4,735 after-tax charge for write-down of impaired assets.



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                        Consolidated Statement of Income
                                   (Unaudited)
                      (In thousands except per share data)

                                                                                        Three Months Ended
                                                                                             March 31,
                                                                         ------------- ------------- ------------- -------------
                                                                               1999             %         1998              %
                                                                               ----             -         ----              -
Revenues                                                                      $72,348         100.0       $66,388         100.0
Cost of goods sold                                                             25,477          35.2        24,657          37.1
                                                                               ------         -----        ------          ----
Gross profit                                                                   46,871          64.8        41,731          62.9
Research and development                                                       17,613          24.4        13,759          20.7
Selling, general & administrative expenses                                     22,235          30.7        18,975          28.6
Asset impairment                                                                    -             -         5,297           8.0
                                                                               ------          ----        ------          ----
Operating income                                                                7,023           9.7         3,700           5.6
Interest income, net                                                              820           1.1           647           1.0
Gain on sale of subsidiary                                                          -             -        23,384          35.2
                                                                               ------          -----       ------          ----
                                                                                    -             -             -             -
Income before provision for income taxes                                        7,843          10.8        27,731          41.8
Provision for income taxes                                                      2,823           3.9        12,158          18.3
                                                                                -----          -----       ------          -----
Net income                                                                    $ 5,020           6.9       $15,573          23.5
                                                                              =======          =====       =======         ====
Net income per share
     Basic                                                                    $  0.31                     $  0.97
     Diluted                                                                  $  0.30                     $  0.93
Weighted average number of common shares
     Basic                                                                     16,252                      16,061
     Diluted                                                                   16,899                      16,825

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

                              DIALOGIC CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (In thousands)

                                                                                      March 31,       December 31,
                                                                                        1999            1998
ASSETS
Current assets:
Cash and cash equivalents                                                          $  75,556        $  39,774
Marketable securities                                                                 44,374           44,594
Accounts receivable, net                                                              52,454           55,094
Inventory, net                                                                        23,298           21,847
Deferred income tax                                                                    7,704            9,130
Other current assets                                                                   6,470            7,295
                                                                                      ------           -------
         Total current assets                                                        209,856          177,734

Property and equipment, net                                                           26,698           27,404
Other assets                                                                          13,626           11,845
                                                                                     -------          -------
TOTAL ASSETS                                                                       $ 250,180        $ 216,983
                                                                                   =========        =========

LIABILITIES AND SHAREHOLDERS' EQUITY Current liabilities:
     Accounts payable                                                              $   7,876        $  13,746
     Accrued expenses                                                                 21,519           19,183
     Income taxes payable                                                              5,516            5,088
     Current maturities of long term liabilities                                         164              158
                                                                                     -------           -------
          Total current liabilities                                                   35,075           38,175

Long Term Liabilities                                                                  2,394            2,475
Deferred income taxes                                                                    344              656
Deferred revenue                                                                       5,000                -

SHAREHOLDERS' EQUITY                                                                 207,367          175,677
                                                                                     -------          -------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                         $ 250,180        $ 216,983
                                                                                   =========        =========

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